AMERICAN PREMIER UNDERWRITERS, INC.

           EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

     The following is a list of subsidiaries of APU at December 31, 1996. All corporations are subsidiaries of APU and, if indented, subsidiaries of the company under which they are listed.


                                                 Jurisdiction    Percentage of
                                                     of          Common Equity
                                                 Incorporation       Ownership

Pennsylvania Company                               Delaware            100%
 Atlanta Casualty Company (1)                      Illinois            100
   American Premier Insurance Company              Indiana             100
   Atlanta Specialty Insurance Company             Iowa                100
   Mr. Agency of Georgia, Inc.                     Georgia             100
     Atlanta Casualty General Agency, Inc.         Texas               100
     Atlanta Insurance Brokers, Inc.               Georgia             100
     Treaty House, Ltd. (d/b/a Mr. Budget)         Nevada              100
   Penn Central U.K. Limited                       United Kingdom      100
     Insurance (GB) Limited                        United Kingdom      100
 Great Southwest Corporation                       Delaware            100
   World Houston, Inc.                             Delaware            100
 Hangar Acquisition Corporation                    Ohio                100
  Infinity Insurance Company                       Florida             100
   Infinity Agency of Texas, Inc.                  Texas               100
   The Infinity Group, Inc.                        Indiana             100
   Infinity Select Insurance Company               Indiana             100
   Infinity Southern Insurance Corporation         Alabama             100
   Leader National Insurance Company               Ohio                100
     Budget Insurance Premiums, Inc.               Ohio                100
     Leader National Agency, Inc.                  Ohio                100
     Leader National Agency of Texas, Inc.         Texas               100
     Leader National Insurance Agency of Arizona   Arizona             100
     Leader Preferred Insurance Company            Ohio                100
     Leader Specialty Insurance Company            Indiana             100
 PCC Technical Industries, Inc.                    California          100
   ESC, Inc.                                       California          100
   Marathon Manufacturing Companies, Inc.          Delaware            100
     Marathon Manufacturing Company                Delaware            100
   PCC Maryland Realty Corp.                       Maryland            100
   Penn Camarillo Realty Corp.                     California          100
 Republic Indemnity Company of America             California          100
   Republic Indemnity Company of California        California          100
   Republic Indemnity Medical Management, Inc.     California          100
   Timberglen Limited                              United Kingdom      100
 Risico Management Corporation                     Delaware            100
 Windsor Insurance Company (1)                     Indiana             100
   American Deposit Insurance Company              Oklahoma            100
     Granite Finance Co., Inc.                     Texas               100
   Coventry Insurance Company                      Ohio                100
   El Aguila Compania de Seguros, S.A. de C.V.     Mexico              100



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               AMERICAN PREMIER UNDERWRITERS, INC.

     EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT - CONTINUED


                                                 Jurisdiction    Percentage of
                                                       of        Common Equity
                                                 Incorporation       Ownership

   Moore Group Inc.                                Georgia             100%
     Casualty Underwriters, Inc.                   Georgia              51
     Dudley L. Moore Insurance, Inc.               Louisiana           100
     Hallmark General Insurance Agency, Inc.       Oklahoma            100
     Middle Tennessee Underwriters, Inc.           Tennessee           100
       Insurance Finance Company                   Tennessee           100
     Windsor Group, Inc.                           Georgia             100
   Regal Insurance Company                         Indiana             100
   Texas Windsor Group, Inc.                       Texas               100
PCC Real Estate, Inc.                              New York            100
 PCC Chicago Realty Corp.                          New York            100
 PCC Gun Hill Realty Corp.                         New York            100
 PCC Michigan Realty, Inc.                         Michigan            100
 PCC Scarsdale Realty Corp.                        New York            100
   Scarsdale Depot Associates, L.P.                Delaware             80
Penn Central Energy Management Company             Delaware            100


(1) 90.05% owned by Pennsylvania Company and 9.95% owned by Republic Indemnity Company of America.

  The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.











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